EXHIBIT 10.25

Willis

ISLAND HERITAGE INSURANCE COMPANY
LIMITED, GRAND CAYMAN, CAYMAN ISLANDS

PLACEMENT SLIP/WORDING

2006 UMBRELLA PROPERTY CATASTROPHE
EXCESS OF LOSS REINSURANCE AGREEMENT

Reference No.: DLXJ527

Agreement Number	:	DLXJ527

Reinsured	:	Island Heritage Insurance Company Limited

Type of Agreement	:	Umbrella Property Catastrophe Excess of Loss Reinsurance Agreement.

Period	:	12 months Commencing 1 April 2006.

This Agreement consists of three parts	:	Particular Conditions General Conditions Signing Exhibit(s)

2006 UMBRELLA PROPERTY CATASTROPHE
EXCESS OF LOSS REINSURANCE AGREEMENT

PLACEMENT SLIP/WORDING

Reference No.: DLXJ527

PARTICULAR CONDITIONS

ISLAND HERITAGE INSURANCE COMPANY
LIMITED, GRAND CAYMAN, CAYMAN ISLANDS

Willis Re Inc., 1401 Brickell Avenue, Suite 1110, Miami FL 33131, U.S.A, Willis Re Inc., 4th Floor, Wall Street Plaza, New York, New York 10005, U.S.A and Willis Limited, Ten Trinity Square, London EC3P 3AX.

Reference	:	DLXJ527
Reinsured	:	Island Heritage Insurance Company Limited
Type	:	Umbrella Property Catastrophe Excess of Loss Reinsurance Agreement.

PARTICULAR CONDITIONS

REINSURED AND LOCATION:	ISLAND HERITAGE INSURANCE COMPANY LIMITED, GRAND CAYMAN, CAYMAN ISLANDS, including any and/or all companies that are or may hereafter become affiliated therewith.

PERIOD:	Losses occurring during the period 12 months from 12:01 a.m. 1 April 2006 to 12:01 a.m. 31 March 2007 both days inclusive, local standard time at the place where the loss occurs.

“Local Standard Time” shall mean the time as described in the original policy.

TYPE:	Umbrella Property Catastrophe Excess of Loss Reinsurance Agreement.

ACCOUNT BASIS:	Losses Occurring.

CLASS OF BUSINESS:

All business written and classified by the Reinsured as Residential Property, Commercial Property Business including but not limited to Fire and Allied Perils, Natural Perils, Material Damage and/or Business Interruption, Builders’ Risk Business and Automobile Physical Damage.

EXCLUSIONS:	All exclusions are listed in full in the General Conditions.

TERRITORIAL SCOPE:	Caribbean Islands and their interests abroad, including but not limited to:\

Anguilla, Antigua, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Curacao, Dominica, Dominican Republic, Grenada, Guadeloupe, Haiti, Jamaica, Martinique, Monsterrat, Nevis/St. Kitts, Puerto Rico, Saba, St. Barthelemy, St. Eustatius, St. Lucia, St. Martin/Maarten, St. Vincent, The Grenadines, Trinidad and Tobago, Turks and Caicos and U. S. Virgin Islands.

LIMIT:	USD 90,000,000

Ultimate Net Loss, each and every Loss Occurrence.

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RETENTION:	In excess of the Reinsured’s underlying coverages: Residential Property: USD 60,000,000 Commercial Property: USD 30,000,000 Quota Share Contract Event Limits: as per schedule

	Ultimate Net Loss, each and every Loss Occurrence.

REINSTATEMENT PROVISIONS:

One full reinstatement, calculated at pro rata of 100% of the Reinsurers’ premium for the period of this Agreement, being pro rata only as to the fraction of the Reinsurers’ limit of liability hereunder (i.e. the fraction of the limit) so reinstated.

Limit in All:	USD 180,000,000

PREMIUM:

Adjustable Rates are applied to the Average Net Retained Property Aggregates in respect of direct written business as reported in the aggregate statements as at April 1, 2006, July 1, 2006, October 1, 2006, January 1, 2007 and April 1, 2007.

Adjustable Rate:	0.1880%

Minimum and Deposit Premiums:	USD 3,240,000

Discounts:	Notwithstanding the foregoing, the following considerations shall apply to all layers:

	1)	The aforementioned rates will be discounted by the following factors and applied to business written which contains the higher deductibles as shown:

		Windstorm deductible	2%	Discount	0%
			3%		10%
			4%		20%
			5%		30%
			10%		40%

	2)	Furthermore, the above rates will be discounted by 50% and applied to business written which contains an exclusion for windstorm.

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PAYMENT TERMS:	Premiums are payable in four equal quarterly instalments at April 1, 2006, July 1, 2006, October 1, 2006 and January 1, 2007.

Adjustments to be made as soon as practical after expiry.

BROKERAGE:	10.00% (Nil on Reinstatement).

OTHER DEDUCTIONS FROM PREMIUM:	Nil.

TAXES PAYABLE BY REINSURED AND ADMINISTERED BY REINSURERS:	Nil.

TAXES PAYABLE BY REINSURER(S):	Nil.

CHOICE OF LAW AND JURISDICTION:	(AGREEMENT & ARBITRATION TRIBUNALS)
Law and Jurisdiction of the Cayman Islands.

SEAT OF ARBITRATION:	Grand Cayman, the Cayman Islands.

APPOINTOR:

The Secretary General of the Court of Arbitration of the International Chamber of Commerce or if he is unavailable or it is inappropriate for him to act for any reason, such person as may be nominated by the Committee of that body. If for any reason such persons decline or are unable to act then the appointor shall be the judge of the appropriate Courts having jurisdiction at the place of Arbitration.

EXPRESS WARRANTIES:	None.

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CONDITIONS PRECEDENT:	There is a condition precedent to any right of action in Law as specified in the attached General Conditions under Arbitration.

Failure to comply with this condition precedent may result in the party commencing litigation having the legal proceedings dismissed or stayed and instead being instructed to arbitration by a court of law.

CONDITIONS:	All clauses are as stated in full in the attached General Conditions.

SPECIAL ACCEPTANCE:	To be agreed by (“Slip Leader”) only as detailed in the General Conditions.

WORDING:	Full contractual wording is incorporated.

SEVERAL LIABILITY:

The subscribing reinsurers’ obligations under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing reinsurers are not responsible for the subscription of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations.

08/94, LSW1001 (Reinsurance).

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Willis

2006 UMBRELLA PROPERTY CATASTROPHE

EXCESS OF LOSS REINSURANCE AGREEMENT

PLACEMENT SLIP/WORDING

Reference No.: DLXJ527

GENERAL CONDITIONS

ISLAND HERITAGE INSURANCE COMPANY

LIMITED, GRAND CAYMAN, CAYMAN ISLANDS

Willis Re Inc., 1401 Brickell Avenue, Suite 1110, Miami FL 33131, U.S.A, Willis Re Inc., 4th Floor, Wall Street Plaza, New York, New York 10005, U.S.A and Willis Limited, Ten Trinity Square, London EC3P 3AX.

Reference	:	DLXJ527
Reinsured	:	Island Heritage Insurance Company Limited
Type	:	Umbrella Property Catastrophe Excess of Loss Reinsurance Agreement.

GENERAL CONDITIONS

TABLE OF CONTENTS

Parties
1	Class of Business Covered
2	Limit and Retention
3	Reinstatement
4	Period
5	Special Termination
6	Territory
7	Exclusions
8	Special Acceptance
9	Premium
10	Definitions
11	Two Risk Agreement
12	Self Insured Obligations
13	Extra Contractual Obligations
14	Net Retained Lines
15	Original Conditions
16	No Third Party Rights
17	Notice of Loss and Loss Settlements
18	Loss Collection
19	Currency
20	Currency Revaluation
21	Access to Records
22	Confidentiality
23	Delays, Errors and Omissions
24	Offset
25	Insolvency
26	Arbitration
27	Choice of Law and Jurisdiction
28	Service of Suit
29	Intermediary
30	Mode of Execution
31	Amendments and Alterations
Reinsured Signing Block

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Attachments

1.                          Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide Excluding U.S.A. and Canada) NMA 1975a

2.                          Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A. NMA 1119.

3.                          Nuclear Incident Exclusion Clause - Physical Damage and Liability (Boiler and Machinery Policies) - Reinsurance - U.S.A. NMA 1116.

Exhibits

Subscribing Reinsurer’s Signing Exhibit(s)

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UMBRELLA PROPERTY CATASTROPHE EXCESS OF LOSS
REINSURANCE AGREEMENT

between

ISLAND HERITAGE INSURANCE COMPANY LIMITED
Grand Cayman, Cayman Islands

including any and/or all companies that are or may hereafter become affiliated therewith

(the “Reinsured”)

and

THE SUBSCRIBING REINSURERS IDENTIFIED
IN THE SUBSCRIBING REINSURER’S SIGNING PAGE(S)

(the “Reinsurers”)

ARTICLE 1

CLASS OF BUSINESS COVERED

This Agreement shall indemnify the Reinsured, as set forth in the Limit and Retention Article, in respect of the liability which may accrue to the Reinsured under all policies, bonds, binders, certificates, contracts of insurance or reinsurance, co-insurance or co-indemnity, or other evidences of liability (hereinafter referred to as “Policy(ies)” and/or “bond(s)”), whether oral or written, issued by or contracted for by the Reinsured in respect of all business as specified in the Particular Conditions under, “Class of Business”, subject to the exclusions stated in the Exclusions Article.

ARTICLE 2

LIMIT AND RETENTION

The Reinsurers shall be liable in respect of each Loss Occurrence, for 100% of the Ultimate Net Loss over and above an initial Ultimate Net Loss as specified in the Particular Conditions under, “Retention” each and every Loss Occurrence, subject to a limit of liability to the Reinsurers as specified in the Particular Conditions under, “Limit” each and every Loss Occurrence.

ARTICLE 3

REINSTATEMENT

Loss payments under this Agreement shall reduce the limit of coverage afforded by the amounts paid, but the limit of coverage shall be reinstated from the time of the occurrence of the loss to the expiry of this Agreement, and for each amount so reinstated, the Reinsured agrees to pay, an additional premium (if any) as specified in the Particular Conditions. Nevertheless, the Reinsurers’ liability hereunder shall not exceed the amount as specified in the Particular Conditions under, “Limit” in respect of each and every Loss Occurrence, and nor the amount as specified in the Particular Conditions under, “Reinstatement Provisions, Limit in All” in respect of all Loss Occurrences during the period of this Agreement.

If at the time of a loss settlement hereon the reinsurance premium, as calculated in accordance with the Premium Article is unknown, the above calculation of reinstatement premium shall be based upon the minimum and deposit premium, subject to adjustment when the reinsurance premium is finally established.

ARTICLE 4

PERIOD

This Agreement applies only to losses occurring during the period as specified in the attached Particular Conditions under, “Period”.

If this Agreement expires or terminates while a loss occurrence covered hereunder is in progress, it is agreed that, subject to the other conditions of this Agreement, the Reinsurer shall indemnify the Reinsured as if the entire loss occurrence had occurred during the period of this Agreement.

If any law or regulation of the federal, state or local government of any jurisdiction in which the Reinsured is doing business shall render illegal the arrangements made in this Agreement, the Agreement can be terminated immediately, insofar as it applies to such jurisdiction, by the Reinsured giving notice to the Reinsurers to such effect.

ARTICLE 5

SPECIAL TERMINATION

a)                         It is a condition upon all Reinsurers who participate in this Agreement that each individual Reinsurer shall at all times during the period of this Agreement maintain an Insurer Financial Strength (IFS) rating from Standard & Poor’s Rating Group of 1221 Avenue of the Americas, New York, New York 10020, USA (“S&P”) equal to or greater than the rating that was applied by S&P to that individual Reinsurer at the commencement of this Agreement.

In the event of an explicit downgrading of any individual Reinsurer by S&P to an IFS rating inferior to that which was supplied by S&P at the commencement of this Agreement, then at the sole option of the Reinsured, the Reinsured may elect to cancel the participation of that individual Reinsurer. The effective date of such cancellation shall not be earlier than the date upon which the relevant downgrading by S&P was announced in New York, USA and the Reinsured shall submit a notice of cancellation within 30 days after the date upon which the relevant downgrading by S&P was announced.

Any individual Reinsurer who does not have an IFS rating from S&P but who maintains during the period of this Agreement a rating from A.M. Best Company of A.M. Best Road, Oldwick, New Jersey 08858-0700 USA (“Bests”) shall also be considered as falling within the terms of this Article. Any explicit downgrading of such an individual Reinsurer by Bests to a rating inferior to that which was applied by Bests to that individual Reinsurer at the commencement of this Agreement shall give the Reinsured the same right of cancellation as set out above.

In the event that a rating should be given to an individual Reinsurer by both S&P and Bests which differ to that extent that one of the ratings is inferior to the other than the rating of S&P shall prevail.

For the avoidance of doubt the status of Credit Watch as defined by S&P or a rating modifier of ‘u’ (Under Review) applied to a rated company as defined by Bests shall not, of itself, be construed as a downgrading for the purposes of this Article.

With regard to any Lloyd’s Underwriters participating hereunder the rating applicable to each individual Lloyd’s Underwriter shall be the S&P IFS rating applicable to the Lloyd’s Corporation as a whole at the commencement of this Agreement.

If, for a reinsurer with no rating by S&P or Bests, in the judgement of the Reinsured the security of such Reinsurer has materially deteriorated since inception of this Agreement, the Reinsured shall have the same right of cancellation as set out above.

Notwithstanding the foregoing, for Reinsurers rated A- or above at the commencement of this Agreement, Section a) of this Article will only operate when the deterioration in rating is to a level below A-.

The Reinsured may also elect to cancel the participation of any individual Reinsurer that ceases underwriting. The effective date of such cancellation shall be determined at the sole discretion of the Reinsured provided that the date so determined shall not be earlier than the date upon which the relevant Reinsurer ceased underwriting.

b)                        Furthermore, either party shall have the right to cancel this Agreement immediately by giving the other party notice:

i)                           if the performance of the whole or any part of this Agreement is prohibited or rendered impossible due jure to de facto in particular and without prejudice to the generality of the preceding words in consequence of any law or regulation which is or shall be in force in any country or territory or if any law or regulation shall prevent directly or indirectly the remittance of any or all or any part of the balance or payments due to or from either party;

ii)                        if the country or territory in which the other party resides or has its head office or is incorporated shall be involved in armed hostilities with any other country whether war be declared or not, or is partly or wholly occupied by another power;

iii)                     if the other party shall have failed and refuses after due notice in writing to comply with any of the General Conditions.

After the date of cancellation, under either paragraph a) or b) above, the liability of the Reinsurers hereunder shall cease outright other than in respect of losses which have occurred or commenced prior thereto.

All notices of cancellation served in accordance with any of the provisions of paragraph a) and b) above shall be by telegram or facsimile or any other means of instantaneous communication that provides a permanent record of such communication, and shall be deemed to be served upon despatch or where communications between the parties are interrupted upon attempted despatch.

All notices of cancellation served in accordance with any of the provisions of paragraph a) and b) above shall be addressed to the party concerned at its Head Office or at any other address previously designated by that party.

In the event of this Agreement being terminated in accordance with the provisions of this Article, and subject to no loss to this Agreement, the minimum and deposit premium and the final adjusted premium charged hereon will be calculated in accordance with the following formula-

Period on Risk	% of Annual Premium

1 April 2006 to 31 May 2006	20/5ths for each month
1 June 2006 to 31 December 2006	80/7ths for each month
1 January 2007 to 31 March 2007	20/5ths for each month

For any period within a month, the number of days will be calculated pro rata of that month.

ARTICLE 6

TERRITORY

This Agreement shall apply to losses occurring within the territorial limits as specified in the Particular Conditions under, “Territorial Scope”.

ARTICLE 7

EXCLUSIONS

This Agreement does not apply to and specifically excludes the following:

1.                          Business classified by the Reinsured as Credit, Financial Guarantee and Insolvency insurance.

2.                          Business classified by the Reinsured as Liability, Ocean Marine and Aviation business except where incidental to and forming part of Policies covered hereunder.

3.                          Business classified by the Reinsured as Fidelity, Life or Surety.

4.                          Business classified by the Reinsured as Accident and Sickness and Salary Continuance except when written as part of a package Policy.

5.                          Nuclear Energy, as per the Nuclear Energy Exclusion Clauses NMA 1975(a), NMA 1119 and NMA 1166 as more fully detailed in the attachments hereto.

6.                          With regard to all territories except the U.S. Virgin Islands, this Agreement does not cover loss, destruction or damage directly or indirectly caused by seepage and/or pollution and/or contamination except destruction of or damage to the property insured caused by pollution or contamination which itself results from damage to insured property from an insured peril.

With regard to the U.S. Virgin Islands only, this Agreement excludes loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Reinsured’s property loss under the applicable original Policy.

7.                          Losses in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 1,000 feet of the Insured premises.

It is agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverages are not subject to this exclusion, provided that these are not part of a transmitters’ or distributors’ Policy.

8.                          Loss or damage directly or indirectly occasioned by, happening through or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power, or confiscation or nationalization or requisition or destruction of or damage to property by or under the order of any government or public or local authority.

9.                          Cyber Risk, as per the Information Technology Hazards Clarification Clause:

Information Technology Hazards Exclusion Clause

Losses arising, directly or indirectly, out of:

(i)                       loss of, alteration of, or damage to

or

(ii)                    a reduction in the functionality, availability or operation of a computer system, hardware, programme, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the policyholder of the Reinsured or not, are excluded hereon unless arising out of one or more of the perils as defined in the Reinsured’s original Policy Wording. These perils include but are not limited to:

fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, subsidence, landslip, theft, riots/strikes, malicious damage escape of water falling trees.

(Based on NMA2928 - 10/12/01).

10.                    Terrorism Risks in accordance with the terms of Terrorism Exclusion NMA2930c below:

Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organisation(s) or government(s) de jure or de facto, and which:

(i)                       involves violence against one or more persons; or

(ii)                    involves damage to property; or

(iii)                 endangers life other than that of the person committing the action; or

(iv)                creates a risk to health or safety of the public or a section of the public; or

(v)                   is designed to interfere with or to disrupt an electronic system.

This reinsurance agreement also excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respect only of personal lines this reinsurance agreement will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion.

NMA2930c
22/11/02

For the purposes of this exclusion, condominiums and residential rental properties shall be considered as personal lines business.

Applicable to the U.S. Virgin Islands only:

It is further agreed that this exclusion does not apply to losses suffered by the Reinsured which form part of a U.S. Virgin Island market loss caused by Terrorism up to a total of USD 27,500,000 as defined by TRIEA and any applicable I.S.O. endorsements for the U.S. Virgin Islands. However, any act of terrorism caused directly or indirectly by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion is hereby excluded. Furthermore any and all recoveries from TRIEA shall inure to the benefit of this treaty.

However, in respect of certified losses beyond the extent of TRIEA and any applicable I.S.O. endorsements for the U.S. Virgin Islands, this Reinsurance Agreement will not pay any losses, including those affecting the Reinsured’s retention, or any non-certified losses, whether or not these losses are directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion.

During the term of this Reinsurance Agreement and unless any other agreement between the parties (the Reinsured and the Reinsurers) has been reached, if TRIEA is not extended beyond the expiry date in place at the commencement of this Reinsurance Agreement or if the form and shape of TRIEA is revised to whatever extent by the United States authorities during this Reinsurance Agreement, it is understood that the definition in force at the commencement date of this Reinsurance Agreement shall nevertheless be deemed in full force and effect for the purpose of this Reinsurance Agreement. As soon as the exact structure of TRIEA beyond its current expiry date is transparent to the parties involved in this Reinsurance Agreement, the parties will analyze the new situation and negotiate any amendment or revision of this exclusion.

11.                    Risks in accordance with the Radioactive Exclusion Clause: unless specifically agreed for an insured loss involving nuclear material under determined circumstances, this Agreement does not cover loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, resulting from or in connection with any of the following regardless of any other cause or event contributing concurrently or in any other sequence to the loss:

•                            lonising radiations from or contamination by radioactivity from any nuclear fuel or from any nuclear waste or from the combustion of nuclear fuel.

•                            The radioactive, toxic, explosive or other hazardous or contaminating properties of any nuclear installation, reactor or other nuclear assembly or nuclear component thereof.

•                            Any weapon or device of war employing atomic or nuclear fission and/or fusion or other like reaction or radioactive force or matter.

12.                    Pools, pooling arrangements and captive accounts.

13.                    First loss policies with no average clause.

14.                    Bloodstock and livestock.

15.                    Contingent Business Interruption amended to include Customers and Suppliers extensions when cover is named 1st tier Customer/Supplier and with a sub-limit of 20% of the Business Interruption Sum Insured.

16.                    Obligatory reinsurance treaties and insurances and facultative reinsurances on an excess of loss basis or having excess of loss character, layered coverages and primaries.

17.                    Guarantees of performance or production.

18.                    Growing and standing crops and timber.

19.                    Mould and/or Fungus with the terms of Absolute Fungus, Mildew and Mould Exclusion below:

This Agreement excludes absolutely any loss, damage, claim, cost, expense, sum or other obligation of any kind or description directly or indirectly caused by, contributing to, or resulting from mould, fungus, mildew or spores. This exclusion will apply, regardless as to whether or not

i.                            the mould, fungus, mildew or spores is/are caused by, contributed to, or results from an insured peril,

ii.                         the Reinsured’s original policy(ies) provide coverage,

iii.                      the Reinsured’s original obligations are contractual, extra contractual, or otherwise

iv.                     the Reinsurance presentation is for settlement(s), judgement(s) or any other form of resolution

20.                    Any direct or indirect losses caused by infectious or contagious diseases (for existing extensions, coverage will be given up to next renewal date)

ARTICLE 8

SPECIAL ACCEPTANCE

To be agreed by (“Slip Leader”) only. Any special acceptance agreed to by the Slip Leader shall be binding on all Subscribing Reinsurers hereon. The Slip Leader shall be deemed to have accepted a risk, if it has not responded within 7 days after receiving the underwriting information on such risk. Any renewal of a special acceptance agreed to for a predecessor Agreement to this Agreement, shall automatically be covered hereunder.

ARTICLE 9

PREMIUM

A minimum and deposit premium as specified in the Particular Conditions under, “Premium” shall be paid to the Reinsurers as specified in the Particular Conditions under, “Payment Terms”.

As soon as practicable after the expiry of this Agreement, the Reinsured shall furnish to the Reinsurer a statement of their Aggregates (as defined in the Particular Conditions) based on aggregate statements at the dates also as specified in the Particular Conditions under, “Premium” and the reinsurance premium shall be adjusted at a rate as specified in the Particular Conditions under, “Premium, Adjustable Rates” applied to the Reinsured’s final Aggregates subject to an annual minimum and deposit premium as specified in the Particular Conditions under, “Premium, Minimum and Deposit Premium”.

Notwithstanding the foregoing, this Agreement may be subject to various discounts, (which if any) are stipulated in the Particular Conditions.

Taxes (if any) in respect of this Agreement shall be payable by the Reinsured and/or Reinsurers as specified in the attached Particular Conditions.

Other Deductions from Premium (if any) shall be as specified in the attached Particular Conditions.

ARTICLE 10

DEFINITIONS

Ultimate Net Loss

The term Ultimate Net Loss shall mean the actual loss(es) paid or payable by the Reinsured and 100% of extra contractual obligations as defined herein, under its policies, such loss(es) to include legal costs and expenses of litigation, if any, and all other loss expenses of the Reinsured (including a pro rata share of salaries and expenses of the Reinsured’s field employees while adjusting such claims or losses and expenses of the Reinsured’s officials incurred in connection with claims or losses but no salaries of the Reinsured’s officials or any normal office expenses shall be included). Salvages and recoveries including recoveries under all other reinsurances, whether collected or not, are to be first deducted from such loss to arrive at the amount of liability, if any, attaching hereunder. Nothing, however, in this Article shall be construed to mean that losses under this Agreement are not recoverable until the Reinsured’s Ultimate Net Loss has been ascertained.

In the event of a catastrophe which results in a loss which exceeds the event limit of the Reinsured’s Quota Share Treaties, the excess amount can contribute toward the Ultimate Net Loss and be recoverable hereunder.

It is understood and agreed that, where the Reinsured has in effect other Excess of Loss Contract(s), underlying recoveries thereunder shall inure to its sole benefit and shall not be taken into account when calculating the Ultimate Net Loss hereunder.

All salvages, recoveries and payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the said settlement; and all necessary adjustments shall be made by the parties hereto.

Loss Occurrence

The words Loss Occurrence shall mean all individual losses arising out of and directly occasioned by one catastrophe.

However, the duration and extent of any Loss Occurrence so defined shall be limited to:

a)                         96 consecutive hours as regards a cyclone, hurricane, typhoon, windstorm, rainstorm, hailstorm, tornado and/or sea surge;

b)                        72 consecutive hours as regards earthquake, seaquake, tidal wave and/or volcanic eruption;

c)                         72 consecutive hours and within the limits of any one territory as regards riots, civil commotions and malicious damage;

d)                        72 consecutive hours as regards any Loss Occurrence which includes individual loss or losses from any of the perils mentioned in (b) and (c) above;

e)                         168 consecutive hours for any Loss Occurrence of whatsoever nature which does not include individual loss or losses from any of the perils mentioned in (a), (b) and (c) above;

and no individual loss from whatever insured peril, which occurs outside these periods of areas, shall be included in that Loss Occurrence.

The Reinsured may choose the date and time when any such period of consecutive hours commences and if any catastrophe is of greater duration than the above periods, the Reinsured may divide that catastrophe into two or more Loss Occurrences, provided no two periods overlap and provided no period commences earlier than the date and time of the happening of the first recorded individual loss to the Reinsured in that catastrophe.

Policy

Policy means any bind, policy or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Reinsured.

ARTICLE 11

TWO RISK AGREEMENT

It is agreed that the Reinsurer shall not be liable under this Agreement unless two or more risks are involved in the same Loss Occurrence.

ARTICLE 12

SELF-INSURED OBLIGATIONS

As respects all business the subject matter hereof, where the coverage has been agreed upon between the Reinsured and the Reinsurers, this Agreement shall cover all obligations of the Reinsured assumed by it as a self insurer (or self insured obligations in excess of any valid and collectible insurance available to the Reinsured) to the same extent as if all types of insurance covered by this Agreement were afforded under the broadest form of agreements issued by the Reinsured.

Any exposure of the Reinsured in respect of the classes of business included in this Agreement for which the Reinsured has issued a Policy naming itself and/or an affiliated and/or subsidiary company as the insured or reinsured party, whether alone or jointly with some other party, shall be deemed to be an insurance or reinsurance coming within the scope of this Agreement.

ARTICLE 13

EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Reinsured, within the limits hereof, where the Ultimate Net Loss includes any Extra Contractual Obligations. “Extra Contractual Obligations” are defined as those liabilities not covered under any other provisions of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Reinsured to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any extra contractual obligation is incurred by the Reinsured shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

However, this Article shall not apply where the loss has been incurred due to fraud of a member of the Board of Directors or a corporate officer of the Reinsured acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement or any claim covered hereunder.

ARTICLE 14

NET RETAINED LINES

Except as otherwise provided in the Ultimate Net Loss Definition, this Agreement applies only to that portion of any insurance or reinsurance, which the Reinsured retains net for its own account and in calculating the amount of any loss hereunder and also, in computing the amount(s) in excess of which this Agreement attaches, only loss(es) in respect of that portion of any insurance or reinsurance which the Reinsured retains net for its own account shall be included.

The amount of the Reinsurers’ liability hereunder in respect of any loss(es) shall not be increased by reason of the inability of the Reinsured to collect from any insurer or reinsurers (whether specific or general), any amounts which may have become due from them, regardless whether such inability arises from the insolvency of such other Reinsurers or otherwise.

ARTICLE 15

ORIGINAL CONDITIONS

All reinsurance under this Agreement shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Reinsured. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Agreement.

ARTICLE 16

NO THIRD PARTY RIGHTS

Except as may be expressly provided for herein, nothing herein shall in any manner create any obligations or establish any rights against the Reinsurers in favour of any third party or any persons not parties to this Agreement.

ARTICLE 17

NOTICE OF LOSS AND LOSS SETTLEMENTS

In the event of a loss occurrence which either results in or appears to be of a serious enough nature as probably to result in a claim against and loss involving this Agreement, then the Reinsured shall give written notice as soon as reasonably possible and practical to the Reinsurers through the Intermediary and the Reinsured shall keep the Reinsurers advised of all subsequent developments in connection therewith.

The Reinsurers agree to abide by the loss settlements of the Reinsured, such settlements to be: considered as, construed as, or evidence of satisfactory proof of loss. Amounts falling to the share of the Reinsurers shall be immediately payable to the Reinsured by the Reinsurers upon reasonable evidence of the amount paid or to be paid by the Reinsured being presented to the Reinsurers by the Reinsured. All papers in the possession of the Reinsured in connection with the adjustment of said loss shall at all times within a reasonable period be open to the inspection of properly authorized representatives of the Reinsurers.

ARTICLE 18

LOSS COLLECTION

Notwithstanding the claims payments stipulations contained in the Ultimate Net Loss Definition of this Agreement, the Reinsured may, having sustained a Loss Occurrence covered hereunder, recover from the Reinsurers on the basis of anticipated settlements to its original policyholders which exceed the Retention hereunder. Such recoveries under this Agreement shall be effected on fifteen days’ notice from the Reinsured. Such recoveries shall be held in an escrow account with interest accruing to the benefit of the Reinsurers. Funds shall be withdrawn by the Reinsured as claims become payable to original policyholders. Proof of loss will be provided to the Reinsurers in a timely manner.

ARTICLE 19

CURRENCY

Where the word “dollars” and/or the code “USD” appear in this Agreement, they shall mean United States Dollars.

In the event that the Reinsured is involved in a loss requiring payment in United States or Non-U.S. currencies to be converted to United States currency, then the Reinsured’s Retention and the amount recoverable hereunder shall be apportioned to the two (2) currencies in the same proportion as the amount of Ultimate Net Loss bears in each currency to the total amount of Ultimate Net Loss paid by the Reinsured.

ARTICLE 20

CURRENCY REVALUATION

It is agreed that underwriting to contractual limits will be done in terms of United States (U.S.) dollars for U.S. business and U.S. dollar equivalent for all other business on the basis of exchange rates in effect at the time if inception of new or renewal business or at the time an addition to an existing risk takes place. For other than U.S. business, in the event there is a reduction in parity value of the U.S. dollar from that existing at the time the risk was written which results in the contractual limits being exceeded, the Reinsured shall be held covered for such excess until next renewal of the risk at which time underwriting will then conform to the contractual U.S. dollar limits in effect at the time, subject in all cases to the provisions regarding Retention and Limits.

ARTICLE 21

ACCESS TO RECORDS

1. The Reinsured shall allow the Reinsurers or representatives duly authorised by them to inspect, at a mutually agreed time and place, any records and documents which relate to business covered under this Agreement. For such purposes, the Reinsured shall not be subjected to unreasonable expense and disruption.

2. The Reinsurers or representatives authorised by them may arrange for copies to be made, at the Reinsurers’ expense, of any of the records or documents containing such information that they may require.

3. It is agreed that the Reinsurers’ right of inspection shall continue as long as either party remains under any liability arising out of this Agreement.

4. The right of inspection being provided shall not be construed to allow Reinsurers the right to delay or withhold payment for any losses which fall due under this Agreement in accordance with terms and conditions as stated herein.

ARTICLE 22

CONFIDENTIALITY

The Reinsurers hereby acknowledge that the documents, information and data provided to it by the Reinsured, whether directly or through an authorized agent, in connection with the placement and execution of this Agreement (“Confidential Information”) are proprietary and confidential to the Reinsured. Confidential Information shall not include documents, information or data that the Reinsurers can show:

1.                          are publicly known or have become publicly known through no unauthorized act of the Reinsurers;

2.                          have been rightfully received from a third person without obligation of confidentiality; or

3.                          were known by the Reinsurers prior to the placement of this Agreement without an obligation of confidentiality.

Absent the written consent of the Reinsured, the Reinsurers shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.                          when required by retrocessionaires subject to the business ceded to this Agreement;

2.                          when required by regulators performing an audit of the Reinsurers’ records and/or financial condition; or

3.                          when required by external auditors performing an audit of the Reinsurers’ records in the normal course of business.

Further, the Reinsurers agree not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Agreement.

Notwithstanding the above, in the event that the Reinsurers are required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurers agree to provide the Reinsured with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Reinsured in maintaining the confidentiality provided for in this Article.

The provisions of this Article shall extend to the officers, directors, shareholders and employees of the Reinsurers and their affiliates, and shall be binding upon their successors and assigns.

ARTICLE 23

DELAYS, ERRORS AND OMISSIONS

In complying with the terms and conditions of this Agreement, any inadvertent delay, error or omission shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, error or omission had not been made, provided such error or omission is rectified immediately upon discovery.

ARTICLE 24

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any and all agreed balances due from one party to the other arising under this Agreement.

ARTICLE 25

INSOLVENCY

In the event of the insolvency of the Reinsured, this Agreement shall be payable directly to the Reinsured, or its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Reinsured without diminution because of the insolvency of the Reinsured or because the liquidator, receiver, conservator or statutory successor of the Reinsured has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the Reinsured indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated any defense(s) that they may deem available to the Reinsured or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Reinsured as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Contract as though such expense had been incurred by the Reinsured.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement, the reinsurance shall be payable as set forth above by the Reinsurer to the Reinsured or to its liquidator, receiver, conservator or statutory successor, except (1) where the Agreement specifically provides another payee in the event of the insolvency of the Reinsured; and (2) where the Reinsurer, with the consent of the direct insured(s), have assumed such Policy obligations of the Reinsured as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Reinsured to such payees. Then, and in that event only, the Reinsured is entirely released from its obligation and the Reinsurers pay any loss directly to payees under such Policy.

ARTICLE 26

ARBITRATION

As a condition precedent to any right of action hereunder, if any dispute shall arise between the parties to this Agreement with reference to the interpretation of this Agreement or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Agreement, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty days after the receipt of written notification from the other party requesting it do so do, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within thirty days of their appointment, each of them shall name two, of whom the other shall decline one and the final decision shall be made by the “Appointor” specified in the Particular Conditions. All arbitrators shall be active or retired executive officers of insurance or reinsurance companies or Underwriters at Lloyd’s, London not under the control of either party to this Agreement.

The arbitrators shall interpret this Agreement as an honorable engagement and not as merely a legal obligation. They are relieved of all judicial formalities and may abstain from following the strict rules of law. They shall make their award with a view to affecting the general purpose of this Agreement in a reasonable manner rather than in accordance with a literal interpretation of the language. Each party shall submit its case to its arbitrator within thirty days of the appointment of the third arbitrator.

The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration. Said arbitration shall take place in the city specified in the Particular Condition under “Seat of Arbitration”, unless some other place is mutually agreed to in writing by the parties to this Agreement.

ARTICLE 27

CHOICE OF LAW AND JURISDICTION

The Choice of Law and Jurisdiction governing this Agreement (including Arbitration Tribunals) shall be as specified in the attached Particular Conditions, subject to the terms of the SERVICE OF SUIT CLAUSE in respect of Reinsurers rights in respect of jurisdiction only.

ARTICLE 28

SERVICE OF SUIT

(This Article applies only to those Reinsurers not domiciled in the Cayman Islands)

It is agreed that, in the event of the failure of the Reinsurer to pay any amount claimed to be due under this Agreement, the Reinsurer, at the request of the Reinsured, will submit to the jurisdiction of any court of competent jurisdiction within the location specified in the Choice of Law and Jurisdiction section of the Particular Conditions and will comply with all requirements necessary to give such court jurisdiction; and all matters arising hereunder shall be determined in accordance with the law and practice of such court. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurers’ rights to commence an action in any court of competent jurisdiction in the location specified in the Choice of Law and Jurisdiction section of the Particular Conditions, or to seek a transfer of a case to another court as permitted by the law of that country.

Service of process in such suit may be made upon Maples & Calder, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (hereinafter, “agent for service of process”) and in any suit instituted against any Reinsurers upon this Agreement, the Reinsurers will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Reinsured to give a written undertaking to the Reinsured that the agent for service of process will enter a general appearance on behalf of the Reinsurer in the event such a suit shall be instituted.

Further, pursuant to any statute of country in the location specified in the Choice of Law and Jurisdiction section of the Particular Conditions, which make provision therefore, the Reinsurer hereby designates Maples & Calder, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Agreement.

ARTICLE 29

INTERMEDIARY

Willis Re Inc. 1401 Brickell Avenue, 11th Floor - Suite 1110, Miami FL 33131, U.S.A., and Willis Limited, Ten Trinity Square, London EC3P 3AX are recognized as the intermediaries negotiating this Agreement through whom all premiums, losses and communications shall be transmitted between the parties. Payments by the Reinsured to the intermediary shall be deemed to constitute payment to the Reinsurers. Payments by the Reinsurers to the intermediary shall be deemed to constitute payment to the Reinsured only to the extent that such payments are actually received by the Reinsured.

In connection with the foregoing, all Administration functions shall be serviced by Willis Limited, Ten Trinity Square, London EC3P 3AX.

ARTICLE 30

MODE OF EXECUTION

This Agreement may be executed by:

(a)                     An original written ink signature of paper documents,

(b)                    An exchange of facsimile copies showing the original written ink signature of paper documents.

(c)                     Electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Agreement. This Agreement may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE 31

AMENDMENTS AND ALTERATIONS

It is hereby agreed that any amendments and/or alterations to this Agreement that are mutually agreed upon, by addendum, shall be automatically binding on the parties hereto and shall be considered to form an integral part of this Agreement.

Signed for and on behalf of

ISLAND HERITAGE INSURANCE COMPANY LIMITED

in Grand Cayman, Cayman Islands

this                               day of           , 200

By:

Title:

Attachment No. 1

NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1994) (WORLDWIDE EXCLUDING U.S.A. & CANADA)

This agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers’ Compensation and Employers’ Liability) in respect of:

(I)                       All Property on the site of a nuclear power station.

Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

(II)                   All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:

(a)                    The generation of nuclear energy; or

(b)                   The Production, Use or Storage of Nuclear Material.

(III)               Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

(IV)               The supply of goods and services to any of the sites, described in (I) to (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include:

(i)                        Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors’ plant and equipment);

(ii)                     Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above;

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

However, the above exemption shall not extend to:

(1)                     The provision of any insurance or reinsurance whatsoever in respect of:

(a)                    Nuclear Material;

(b)                   Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or - for reactor installations - as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

(2)                    The provision of any insurance or reinsurance for the undernoted perils:

•                             Fire, lightning, explosion;

•                             Earthquake;

•                             Aircraft and other aerial devices or articles dropped therefrom;

•                             Irradiation and radioactive contamination;

•                             Any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;

in respect of any other Property not specified in (1) above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

Definitions

“Nuclear Material” means:

(i)                        Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

(ii)                     Radioactive Products or Waste.

“Radioactive Products or Waste” means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilisation of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

“Nuclear Installation” means:

(i)                        Any Nuclear Reactor;

(ii)                     Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and

(iii)                  Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.

“Nuclear Reactor” means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

“Production, Use or Storage of Nuclear Material” means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.

“Property” shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

“High Radioactivity Zone or Area” means:

(i)                        For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

(ii)                     For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.

NMA 1975a

(10/3/94)

Attachment No. 2

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE

1.                          This Agreement does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.                          Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.                           Nuclear reactor power plants including all auxiliary property on the site, or

II.                       Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.                   Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.                   Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.                          Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)                    where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)                   where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.                          Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.                          It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.                          The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.                          Reassured to be sole judge of what constitutes:

(a)                    substantial quantities, and

(b)                   the extent of installation, plant or site.

Note-                                    Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

(a)                    all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)                   with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

N.M.A.1119

Attachment No. 3

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE AND LIABILITY (BOILER AND MACHINERY POLICIES) - REINSURANCE

(1)                     This Agreement does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)                     Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this Agreement all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph;

This Policy does not apply to “loss”, whether it be direct or indirect, proximate or remote

(a)                    from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

(b)                   from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

(3)                     However, it is agreed that loss arising out of the use of Radioactive isotopes in any form is not hereby excluded from reinsurance protection.

(4)                     Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)                    all policies issued by the Reassured effective on or before 30th April, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th April, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply,

(b)                   with respect to any risk located in Canada policies issued by the Reassured effective on or before 30th June, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th June, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

23/6/58
N.M.A. 1166

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT BETWEEN THE BROKER AND THE INSURERS / REINSURERS WHICH WILL NOT FORM PART OF THIS AGREEMENT FOR CONTRACTUAL DOCUMENTATION PURPOSES

SLIP LEADER :

BROKERAGE:	10.00% (Nil on Reinstatement)

BASIS OF AGREEMENT TO CONTRACT CHANGES:	All Reinsurers to agree.

DOCUMENT PRODUCTION:	Full contractual wording is incorporated.

Reinsurers’ acceptance of a share in this Agreement, whether by direct signature of the attached signing page(s) (whether attached hereto or otherwise), or by correspondence, shall constitute their formal signature of this Agreement and no further documentation shall be issued.

All Reinsurers are requested to complete the “Reinsurer Contact” section in the Signing Page to enable accurate and prompt communication.

SIGNING PROVISIONS:

Disproportionate Lines:

Reinsurers agree to allow Willis Limited, without further authorisation, to sign written lines disproportionately. Signing down estimations given at time of placement are for indication only and are not warranted.

CLAIMS ADMINISTRATION:	All Reinsurers to receive and agree claims via email, facsimile or letter.

EXPERT(S) FEES COLLECTION:	It is hereby noted and agreed for the avoidance of any doubt Willis Re Inc. and/or Willis Limited shall have no responsibility whatsoever for the collection of any expert fees and expenses.

Such expert fees and expenses shall be collected 100% by the party indicated (if any) within the attached documentation only if specified.

CURRENCY:	All settlements (premiums and claims) to be converted to or paid in United States Dollars.

1

Willis

2006 UMBRELLA PROPERTY CATASTROPHE
EXCESS OF LOSS REINSURANCE AGREEMENT

PLACEMENT SLIP/WORDING

Reference No.: DLXJ527

INFORMATION

ISLAND HERITAGE INSURANCE COMPANY
LIMITED, GRAND CAYMAN, CAYMAN ISLANDS

Willis Re Inc., 1401 Brickell Avenue, Suite 1110, Miami FL 33131, U.S.A, Willis Re Inc., 4th Floor, Wall Street Plaza, New York, New York 10005, U.S.A and Willis Limited, Ten Trinity Square, London EC3P 3AX.

Reference	:	DLXJ527
Reinsured	:	Island Heritage Insurance Company Limited
Type	:	Umbrella Property Catastrophe Excess of Loss Reinsurance Agreement.

INFORMATION

REINSURED:	ISLAND HERITAGE INSURANCE COMPANY LIMITED, Cayman Islands

TYPE:	Umbrella Property Catastrophe Excess of Loss Reinsurance Agreement

DATE:	April 2006

CURRENCY:	US Dollars

ESTIMATED AVERAGE AGGREGATES FOR ADJUSTMENT

Residential	USD	1,363,675,000
Commercial	USD	551,450,000

Total	USD	1,915,125,000

LOSS INFORMATION

All Loss Figures are Net retained on the basis of intended 2006 QS retentions

2004 Hurricane Ivan
Hurricane Ivan, which hit Grand Cayman in 2004, caused widespread damage from wind and sea surge. Since then, various measures have been taken by Island Heritage to reduce the impact of any future windstorm. These include increased original deductibles and avoidance, where possible, of risks that are considered unduly exposed.

Residential	USD	64,311,411
Commercial	USD	20,374,894
Commercial Condo	USD	25,538,120
Total Commercial	USD	45,913,014

Overall Total	USD	110,224,425

2004 Hurricane Jeanne
Residential Bahamas	USD	1,838,518
Commercial Bahamas	USD	60,312

Total	USD	1,898,830

1

2004 Hurricane Francis
Residential Bahamas	USD	2,187,176
Residential Turks	USD	75,082
Total Residential	USD	2,262,257

Commercial Bahamas	USD	81,010
Commercial Turks	USD	75,082

2005 Hurricane Wilma
Residential Bahamas	USD	1,052,672
Residential Cayman	USD	548,027	NB. Cayman Loss in dispute by IH due to non disclosure of material facts
Total Residential	USD	1,600,698

Commercial Bahamas	USD	5,094
Commercial Cayman	USD	1,625
Total Commercial	USD	6,969
Total	USD	1,607,667

SCHEDULE OF INTENDED QUOTA SHARE LIMITS 2006/7 AS AT 20 MARCH 2006:

	CESSION LIMIT	EVENT LIMIT	MAX CEDED
Cayman Islands (Residential)
Jamaica (Combined)
Total	560,000,000	30.00%	25.00%
Turks & Calcos (Combined)
Bahamas (Combined)
Total	537,000,000	15.00%	25.00%

Cayman Islands (Commercial)
Total	460,000,000	30.00%	35.00%

USVI (Residential)
Total	665,000,000	25.00%	10.00%
BVI (Combined)
Total	45,000,000	25.00%	70.00%

USVI (Commercial)
Total	250,000,000	25.00%	50.00%

	CESSION LIMIT	EVENT LIMIT	MAX CEDED
Barbados (Combined)
Total	621.000.000	20.00%	75.00%

Zone A – All Islands Combined
Total	171.500.000	20.00%	75.00%

Zone B – All Islands Combined
Total	161.900.000	20.00%	75.00%

THIS INFORMATION SECTION LISTS INFORMATION MADE AVAILABLE TO REINSURERS FOR ASSESSMENT OF THE RISK. IT DOES NOT INCLUDE CONTRACTUAL TERMS AND CONDITIONS OF COVER.

2

FISCAL AND REGULATORY

TAXES PAYABLE BY REINSURER(S):	As specified in the Particular Conditions.

US CLASSIFICATION:	Non-regulated.

ALLOCATION OF PREMIUM TO CODING:	Unless otherwise indicated by Slip Leader no accounting splits required.

FSA CLIENT CLASSIFICATION:	Reinsurance.

1

Willis

2006 UMBRELLA PROPERTY CATASTROPHE
EXCESS OF LOSS REINSURANCE AGREEMENT

PLACEMENT SLIP/WORDING

Reference No.: DLXJ527

SIGNING EXHIBIT(S)

ISLAND HERITAGE INSURANCE COMPANY
LIMITED, GRAND CAYMAN, CAYMAN ISLANDS

SIGNING EXHIBIT

Period:	Losses occurring during the period 12 months from 12:01 a.m. 1 April 2006 to 12:01 a.m. 31 March 2007 both days inclusive, local standard time at the place where the loss occurs.

Reinsurer:

FLAGSTONE REINSURANCE LIMITED

Agreement Carrier if different from above:

Written line(s):	15%	Ref.:

Final signed line(s):	%

Signed in Bermuda this 3rd day of June 2006

/s/
Signing Exhibit

1

INFORMATION REQUIRED TO IMPROVE CONTRACT SERVICING

REINSURER:

REINSURERS’ CONTACTS

UNDERWRITER:	Name(s):

Office Address:

Email address(es):

Fax No.:

CLAIMS:	Name(s):

Office Address:

Email address(es):

Fax No.:

ACCOUNTS:	Name(s):

Office Address:

Email address(es):

Fax No.: